UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 15, 2011

VYTERIS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-32741	84-1394211
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13-01 Pollitt Drive, Fair Lawn, NJ		07410
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (201) 703-2299

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Election of Directors

On June 15, 2011, Vyteris, Inc. (the “Corporation”) held its Annual Meeting at which five of the Corporation’s directors were reelected:  Eugene Bauer, M.D., Eugene Burleson, Arthur Courbanou, Haro Hartounian, Ph.D. and Joel Kanter.

Also elected were the following new directors:  Alastair Clemow, Ph.D. and David Cohen, M.D., M.Ph.H.  There were no arrangements between either Dr. Clemow or Dr. Cohen and any third persons, pursuant to which each was selected as a Director. In connection with their appointments, each of Dr. Clemow and Dr. Cohen will receive options and other compensation as set forth in the Company’s Outside Director Plans. Committee appointments will be determined and announcement made upon final determination.

The biographies of the reelected directors as well as those of the new directors are set forth in the Corporations Definitive Proxy Statement filed on Schedule 14A with the SEC on April 29, 2011.

Further information is provided in Item 5.07 below regarding details of the election of the Directors.

Item 5.07. Submission of Matters to a Vote of Security Holders

On June 15, 2011, Vyteris, Inc. held an Annual Meeting of Shareholders. At the Annual Meeting, the matters set forth below were put forth to a vote of its shareholders, and passed with the following final tally of votes of shares voted for, against or withheld as set forth.

After review and tabulation, the ballots and proxies cast for and against, and those abstaining, the election of each of the seven directors of the Corporation, are:

Eugene Bauer:
For:	54,742,277
Against:	199,670
Abstain:	3,411
Eugene Burleson:
For:	54,749,266
Against:	191,257
Abstain:	4,835
Alastair Clemow:
For:	54,749,266
Against:	191,257
Abstain:	4,835
David Cohen:
For:	54,750,766
Against:	189,757
Abstain:	4,835
Arthur Courbanou:
For:	54,078,713
Against:	861,810
Abstain:	4,835
Haro Hartounian:
For:	54,077,373
Against:	863,150
Abstain:	4,835
Joel Kanter:
For:	54,747,814
Against:	192,709
Abstain:	4,835

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYTERIS, INC.

By:	/s/ Joseph Himy
Name: Joseph Himy
Title: Chief Financial Officer

Dated: June 21, 2011